UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Powerfleet, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Powerfleet, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 16, 2025

To the Stockholders of Powerfleet, Inc.:

Notice is hereby given that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Powerfleet, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), will be held on Tuesday, September 16, 2025, at 10:00 a.m., Eastern Time, and thereafter as it may be postponed or adjourned from time to time. We will be holding our Annual Meeting in a virtual meeting format only. You may attend, vote and submit questions during the Annual Meeting via the Internet at www.meetnow.global/MPNP7AR. We have designed the format of the Annual Meeting to ensure that you are afforded the same rights and opportunities to participate as you would at an in-person meeting, using online tools to ensure your access and participation.

We have scheduled the Annual Meeting for the following purposes, each of which is described more fully in the Proxy Statement accompanying this Notice of Annual Meeting:

1.	To elect five (5) directors, the names of whom are set forth in the accompanying Proxy Statement, each to serve until the Company’s 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To vote upon the ratification of the appointment of Deloitte & Touche as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2026;

3.	To hold an advisory (non-binding) vote to approve the Company’s executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The meeting will begin promptly at 10:00 a.m., Eastern Time. Only holders of record of shares of our common stock at the close of business on July 25, 2025, the date fixed by our Board of Directors as the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Your vote is important. Whether you expect to attend the virtual Annual Meeting or not, please vote your shares by Internet or by mail pursuant to the instructions included on the proxy card or voting instruction card. If you attend the Annual Meeting, you may vote your shares over the Internet, even though you have previously signed and returned your proxy.

By order of the Board of Directors,

/s/ Steve Towe

Steve Towe
Chief Executive Officer

Dated: July 29, 2025
Woodcliff Lake, New Jersey

Important Notice of Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be held on September 16, 2025. The Notice, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (our “2025 Annual Report”) filed with the Securities and Exchange Commission (“SEC”) on June 26, 2025 are available through the Internet at https://ir.powerfleet.com/proxy-materials. Under SEC rules, we are providing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to notify you of the availability of our proxy materials on the Internet. The Notice of Internet Availability instructs you on how to access and review this Proxy Statement and our 2025 Annual Report. The Notice of Internet Availability also instructs you on how you may authorize a proxy to vote your shares over the Internet and provides instructions on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery. If you received your annual meeting materials via email, the email contains voting instructions and links to this Proxy Statement and our 2025 Annual Report on the Internet.

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POWERFLEET, INC.

123 TICE BOULEVARD

WOODCLIFF LAKE, NEW JERSEY 07677

PROXY STATEMENT

Annual Meeting of Stockholders

September 16, 2025

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Powerfleet, Inc., a Delaware corporation (“Powerfleet,” the “Company,” “we,” “our” or “us”), for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, September 16, 2025, at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof. We will be holding our Annual Meeting in a virtual meeting format only. You may attend, vote and submit questions during the Annual Meeting via the Internet at www.meetnow.global/MPNP7AR. We have designed the format of the Annual Meeting to ensure that you are afforded the same rights and opportunities to participate as you would at an in-person meeting, using online tools to ensure your access and participation.

The Board is sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) relating to the Annual Meeting to the Company’s stockholders beginning on or about August 7, 2025. The Notice of Internet Availability instructs you on how to access and review this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on June 26, 2025 (our “Annual Report”). The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our named executive officers and our directors, and certain other required information.

Important Notice of Internet Availability of Proxy Materials for the 2025 Annual Meeting of Stockholders to be held on September 16, 2025

The Notice of Internet Availability, this Proxy Statement and our Annual Report are available through the Internet at https://ir.powerfleet.com/proxy-materials. Under SEC rules, we are providing the Notice of Internet Availability to notify you of the availability of our proxy materials on the Internet.

Record Date and Outstanding Shares

The Board has fixed the close of business on July 25, 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments or postponements thereof.

As of the Record Date, we had issued and outstanding 133,443,292 shares of common stock. Our common stock comprises all of our issued and outstanding voting stock.

For a period of at least 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are (i) to elect five (5) directors to our Board, each to serve until our 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) to ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026; (iii) to approve, on an advisory basis, the Company’s executive compensation; and (iv) to transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof. In addition to the foregoing, there will be a report on the progress of our Company and an opportunity for questions of general interest to the stockholders.

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Unless we receive specific instructions to the contrary or unless such proxy is revoked, shares represented by each properly executed proxy will be voted: (i) “FOR” the election of each of our nominees as a director; (ii) “FOR” the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending March 31, 2026; (iii) “FOR” the approval, on an advisory basis, of our executive compensation; and (iv) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders. We do not presently anticipate that any other business will be presented for action at the Annual Meeting.

Virtual Meeting Format

Attending and Participating at the Virtual Annual Meeting

We will be holding our Annual Meeting in a virtual meeting format only. If you are a stockholder of record as of the close of business on July 25, 2025, you may attend, vote and ask questions by typing them into the dialog box provided during the meeting by logging into the meeting at www.meetnow.global/MPNP7AR.

Rationale for the Virtual Format

We have decided to hold our Annual Meeting in a virtual meeting format only. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation by enabling stockholders to participate from any location around the world, improve our ability to communicate more effectively with our stockholders, provide for cost savings to us and our stockholders, and reduce the environmental impact of our Annual Meeting. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. We are providing opportunities to submit questions prior to the meeting to enable us to address appropriate questions at the Annual Meeting.

Voting at the Annual Meeting

Quorum Requirements

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the meeting. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of quorum at the meeting. Abstentions and broker “non-votes” (as hereinafter defined) are counted as present and entitled to vote for purposes of determining whether a quorum is present. A broker “non-vote” on a matter occurs when a broker, bank or your representative may not vote on a particular matter because it does not have discretionary voting authority and has not received instructions from the beneficial owner.

Stockholders of Record and Beneficial Owners

Each share of our common stock outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of our stockholders. Cumulative voting by stockholders is not permitted. The shares to be voted include shares of our common stock that are (i) held of record directly in a stockholder’s name and (ii) held for stockholders in “street name” through a broker, bank or other nominee. If your shares are registered directly in your name with the Company’s stock transfer agent, Computershare Inc. (“Computershare”), you are considered the “stockholder of record” with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of those shares.

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If you hold your shares of our common stock through a broker, bank or other representative, generally the broker, bank or representative may only vote the common stock that it holds for you in accordance with your instructions. However, under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. Therefore, if the broker, bank or representative has not timely received your instructions, it may vote on certain matters for which it has discretionary voting authority. The ratification of the appointment of an independent registered public accounting firm is considered a routine matter. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” ratification of the independent registered public accounting firm. The Company believes that all of the other proposals to be voted upon at the meeting will be considered “non-routine.” Thus, a broker or other nominee cannot vote without instructions on these non-routine matters, and, consequently, if your shares are held in street name, you must provide your broker or nominee with instructions on how to vote your shares in order for your shares to be voted on those proposals.

Holders of our common stock will not have any rights of appraisal or similar dissenters’ rights with respect to any matter to be acted upon at the Annual Meeting.

Vote Required

For the election of directors, a plurality of the votes cast is required. Since the number of candidates does not exceed the number of vacancies, receipt of any votes in favor of any candidate will ensure that that candidate is elected. If no voting direction is indicated on a proxy card that is signed and returned, the shares will be considered votes “FOR” the election of all director nominees set forth in this Proxy Statement. In accordance with Delaware law, stockholders entitled to vote for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors. Broker non-votes are not considered for the purpose of the election of directors.

The ratification of the selection of Deloitte & Touche as the Company’s independent registered public accounting firm and the advisory (non-binding) proposal to approve the Company’s executive compensation each requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome on these matters.

Your vote will not be disclosed either within the Company or to third parties, except: (i) as may be necessary to meet applicable legal requirements or to assert or defend claims for or against the Company; (ii) to allow for the tabulation of votes and certification of the vote; and (iii) to facilitate a successful proxy solicitation.

Effect of Advisory Votes

The approval, on an advisory basis, of our executive compensation, also known as a “say on pay” vote, is an advisory vote mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). This means that while we ask stockholders to approve our executive compensation, it is not an action that requires stockholder approval, and stockholders are not voting to approve or disapprove the Board’s recommendation with respect to this proposal. This advisory vote is non-binding on the Board, although the Board welcomes the input of our stockholders on the Company’s compensation policies and compensation program and will take the advisory vote into account in making determinations concerning executive compensation. At our 2023 annual meeting of stockholders held on July 20, 2023, we conducted a stockholder advisory vote on the frequency of future stockholders votes on the Company’s executive compensation (every one, two or three years), also known as a “say on frequency” vote. The Board considered the results of this “say on frequency” advisory vote and, since the most affirmative votes of all the votes cast on the “say on frequency” matter expressed a preference for having the “say on pay” vote every year, determined that an advisory vote on executive compensation would be conducted on an annual basis until the next vote on the frequency of such stockholder advisory votes. Notwithstanding the outcome of stockholder “say on frequency” votes, however, the Board may in the future decide to conduct advisory votes on a less frequent basis if appropriate and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

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Voting of Proxies

Stockholders of Record

As a stockholder of record, you will receive the Notice of Internet Availability by mail to notify you of the availability of these proxy materials on the Internet. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the meeting.

Beneficial Owners

As a beneficial owner, you have the right to direct your broker, bank or nominee as to how to vote your shares. Please refer to the voting instruction card provided by your broker, bank or nominee. You are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the meeting. Once you have received a legal proxy from your broker, bank or nominee, it should be emailed to paul.dell@powerfleet.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other nominee of your legal proxy (e.g., a forwarded email from your broker, bank or other nominee with your legal proxy attached, or an image of your legal proxy attached to your email). Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern Time, on September 11, 2025.

Voting Without Attending the Meeting

Whether you hold shares directly as the stockholder of record or through a broker, bank or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are two ways to vote by proxy without attending the meeting:

●	By Internet — Stockholders of record may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

●	By Mail — Stockholders of record may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Stockholders on the South African Register

If you are a certificated stockholder or an “own-name” dematerialised stockholder registered on the South African register, you have the right to submit your vote directly to the Company or to vote virtually at the meeting via the Internet at www.meetnow.global/MPNP7AR. Even if you plan to attend and participate in the Annual Meeting, we strongly recommend that you vote your shares in advance, as described below, so that your vote will be counted if you subsequently decide not to attend the Annual Meeting. To vote in advance of the Annual Meeting, you should complete the South African proxy card (“SA proxy card”) and return it to the Company’s South African transfer agent, Computershare Investor Services Proprietary Limited (“Computershare SA”), by email to proxy@computershare.co.za or by mail or hand delivery to Computershare Investor Services Proprietary Limited, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196 (Private Bag X9000, Saxonwold, 2132) South Africa by 16:00, South African Time, on Friday, September 12, 2025.

If you are a dematerialised stockholder without “own-name” registration, you should not complete the SA proxy card. Instead, you should provide your CSDP or broker with your voting instructions or, alternatively, you should inform your CSDP or broker of your intention to attend the Annual Meeting in order for your CSDP or broker to be able to issue you with the necessary authorization to enable you to attend the Annual Meeting via the Internet at www.meetnow.global/MPNP7AR.

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Revocation of Proxies

Stockholders can revoke a proxy prior to the completion of voting at the Annual Meeting through any of the following methods:

●	by writing a letter delivered to our Corporate Secretary, stating that the proxy is revoked;

●	by submitting another proxy bearing a later date; or

●	by attending the virtual Annual Meeting and voting virtually (unless you are a beneficial owner without a legal proxy, as described below).

Please note, however, if you were not a registered stockholder of record, but held shares through a broker, bank or other nominee (i.e., in street name), you will need to obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, confirming your beneficial ownership of the shares.

Stockholders on the South African Register

If you are a certificated stockholder or an “own-name” dematerialised stockholder, you can revoke your proxy by submitting another properly completed SA proxy card to Computershare SA as described above by 16:00, South African Time, on Friday, September 12, 2025.

If you are a dematerialised stockholder without own-name registration, you should provide your CSDP or broker to change your voting instructions by 16:00, South African Time, on Friday, September 12, 2025.

If you attend the Annual Meeting and vote online, this will revoke your proxy. Attending the meeting will not, by itself, revoke your proxy.

Solicitation

The cost of preparing, assembling, printing and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board has nominated Steve Towe, Michael Brodsky, Ian Jacobs, Andrew Martin and Michael McConnell for election as directors of the Company. If elected to the Board, each nominee will hold office until our Annual Meeting of Stockholders to be held in 2026 and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. Each of Messrs. Towe, Brodsky, Jacobs, Martin and McConnell has consented to being named as a nominee and, if elected, to serve as a director. The nominating committee of the Board (the “Nominating Committee”) and the Board believe that each of these nominees possesses the attributes we seek in directors generally as well as the individual experiences, qualifications and skills included in their individual biographies below.

If any nominee is unable to serve, which the Board has no reason to expect, the persons named in the proxy intend to vote for the balance of those nominees named above and, if they deem it advisable, for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE DIRECTOR NOMINEES LISTED ABOVE.

Information About Our Directors, Director Nominees and Executive Officers

The table below sets forth the names and ages of the directors, nominees for director and executive officers of the Company as of July 25, 2025, as well as the position(s) and office(s) with the Company held by those individuals. A summary of the background and experience of each of those individuals is set forth after the table.

Name	Age	Position(s)
DIRECTORS AND DIRECTOR NOMINEES:
Steve Towe	53	Chief Executive Officer and Director
Michael Brodsky	57	Director and Chairman of the Board of Directors
Ian Jacobs	48	Director
Andrew Martin	52	Director
Michael McConnell	59	Director
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OR DIRECTOR NOMINEES:
Melissa Ingram	39	Chief Corporate Development Officer
Michael Powell	48	Chief Innovation Officer
David Wilson	57	Chief Financial Officer and Corporate Secretary

Directors and Director Nominees

Steve Towe. Mr. Towe has served as our Chief Executive Officer and a director of the Company since January 2022. Mr. Towe also serves on the board of directors of I.D. Systems, Inc. (“I.D. Systems”) and Powerfleet Israel Ltd., each of which is our wholly owned subsidiary. Mr. Towe has over 20 years of experience in senior leadership positions for global software companies and previously served as President and Chief Operating Officer of Aptos, Inc., a global leader of unified commerce solutions in the retailer enterprise SaaS market, from 2016 to December 2021. Mr. Towe has vast knowledge of the IoT industry, having served from 2011 to 2016, as the Chief Commercial Officer of Masternaut, a global telematics provider. Before his tenure at Masternaut, Mr. Towe served as Managing Director, from 2006 to 2011, and Director of Group Operations, from 2002 to 2006, of Cybit Ltd, a market consolidating data company, and was a founding member and senior executive of Fleetstar Information Systems, the fleet management subsidiary of the Trafficmaster Group, from 2001 to 2002. Mr. Towe’s early career was spent in numerous leadership roles for global retailer WH Smith.

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Mr. Towe’s qualifications to serve on the Board include his years of experience scaling high value, global technology organizations. In addition, Mr. Towe’s role as our Chief Executive Officer provides the Board with invaluable insight into our management and daily operations.

Michael Brodsky. Mr. Brodsky has served as a director of the Company since June 2014, as Chairman of the Board since December 2016 and as a director of Pointer since October 2019. Previously, Mr. Brodsky was the Lead Director of the Board from June 2014 until December 2016. Mr. Brodsky is the President of Bosun Asset Management, LLC, an asset management firm, and he co-founded and was the Chief Executive Officer of Options Solutions, LLC, a specialized asset manager, until it was acquired by Bosun in October 2023. Mr. Brodsky is the Managing Partner of Vajra Asset Management, LLC, an investment firm. Mr. Brodsky has served on the board of directors of EdgeCortix Inc., a firm specializing in semi-conductor technology, since March 2021. Previously, Mr. Brodsky served on the board of directors of Genesis Land Development Corporation (OTCMKTS: GNLAF), a residential land developer and homebuilder, from 2012 to May 2019, including as Chairman from September 2012 to May 2019, on the board of directors of Determine, Inc. (formerly Nasdaq: DTRM), a provider of contract management, procurement and sourcing software, from October 2010 until its sale in April 2019, including as Chairman from August 2013 to April 2019 and as Chief Executive Officer from August 2013 until December 2013, on the board of directors of Trans World Corporation (formerly OTCQB: TWOC), an owner and operator of hotels and casinos throughout Europe, from September 2013 until its sale in March 2018, including as Chairman from June 2014 to March 2018, and on the board of directors of Spark Networks, Inc. (OTCMKTS: LOVLQ), a collection of niche-oriented community websites, from November 2015 until its sale in November 2017. Mr. Brodsky holds a B.A. degree from Syracuse University, an M.B.A. from the Kellogg School of Management at Northwestern University, and a J.D. from Northwestern University Pritzker School of Law.

Mr. Brodsky possesses extensive business, operating and executive expertise. Among other things, Mr. Brodsky has served as the Chief Executive Officer of several companies and possesses skills in executive management and leadership. We believe Mr. Brodsky’s management and leadership skills and experience as a member of the board of directors of various companies enable him to be an effective contributing member of the Board.

Ian Jacobs. Mr. Jacobs joined the Board upon consummation of the Company’s business combination (the “MiX Combination”) with MiX Telematics Limited (now MiX Telematics Proprietary Limited, “MiX Telematics”) on April 2, 2024. Mr. Jacobs has served as a director of MiX Telematics (formerly NYSE: MIXT) since 2016, including as Chairperson since November 2022. From 1997 to 2002, Mr. Jacobs worked as a research analyst at Schroders, Sidoti & Co. (now SIDOTI & Company) and Goldman Sachs & Co. In 2003, he joined Berkshire Hathaway Inc. where he worked on investment research and other projects under Warren Buffett until 2009. In 2009, Mr. Jacobs left Berkshire Hathaway Inc. to form 402 Capital LLC, a private investment firm, where he has since served as the managing member. Mr. Jacobs earned his undergraduate degree from Yeshiva University and an M.B.A. from Columbia University.

With his extensive experience with, and knowledge of the business and operations of, MiX Telematics and business experience with various investment firms, Mr. Jacobs brings a wealth of managerial and financial expertise to the Board. We believe Mr. Jacobs’ leadership skills, expertise in finance and investment, and insight into MiX Telematics’ business enable him to be an effective contributing member of the Board.

Andrew Martin. Mr. Martin joined the Board in April 2024. Mr. Martin serves as a Partner and member of the investment research team at Private Capital Management, LLC (“PCM”), an investment firm. Mr. Martin joined PCM in 2013 from the hedge fund unit at H.I.G. Capital, LLC, an alternative investment firm, where he was a senior research analyst focused primarily on industrials, business services and special situation investments. Mr. Martin previously was the Director of Research at Polen Capital Management, LLC, a global asset manager, where he helped develop and direct the firm’s research process. Mr. Martin has previously worked at Fine Capital Partners, Sanford C. Bernstein & Co., LLC, and Credit Suisse First Boston, as well as Arthur Andersen LLP, while earning a CPA license. He earned a B.S. degree in Applied Economics and Business Management from Cornell University and an M.B.A. from Columbia University.

With his extensive experience in investment research and serving in leadership roles at multiple investment firms, Mr. Martin brings substantial leadership and financial expertise to the Board. We believe Mr. Martin’s experience guiding long-term growth and navigating complex market dynamics enables him to be an effective contributing member of the Board.

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Michael McConnell. Mr. McConnell joined the Board upon consummation of the MiX Combination on April 2, 2024. Mr. McConnell currently serves as Chairman of Adacel Technologies Limited, a developer of air traffic management systems and technology, and has served as a member of its board of directors since 2017. He also serves as a member of the board of directors of OneSpan Inc. (Nasdaq: OSPN), a provider of security, identity, e-signature and digital workflow solutions. Mr. McConnell has previously served on the boards of Vonage Holdings Corp. (formerly Nasdaq: VG), a cloud communications provider, from 2019 through its sale in July 2022, SPS Commerce, Inc. (Nasdaq: SPSC), a provider of cloud-based supply chain management services, from 2018 through 2019, Guidance Software, Inc. (formerly Nasdaq: GUID), a global provider of forensic security solutions, from April 2016 until the company was sold in 2017, and QuickFee, a provider of online payment and lending solutions. He has also served on numerous other public and private company boards in the United States, Australia, New Zealand and Ireland. Prior to his services as a board member of these public and private companies, Mr. McConnell served as the Managing Director of Shamrock Capital Advisors, a private investment company, for 14 years. Mr. McConnell holds a B.A. degree from Harvard University and an M.B.A. from the University of Virginia Darden School of Business.

Mr. McConnell possesses extensive management, operating, and financial expertise. We believe his more than two decades of experience serving in executive roles and on various public and private company boards in multiple industries enables Mr. McConnell to be an effective contributing member of the Board.

Executive Officers

Melissa Ingram. Ms. Ingram has served as our Chief Corporate Development Officer since April 2024. From March 2022 to April 2024, she served as our Chief Transformation Officer. Prior to joining the Company, Ms. Ingram worked at Aptos, Inc., serving as the Vice President of Transformation and Growth from October 2017 to January 2022 and the Vice President of Business Operations (EMEA) from October 2016 to October 2017. While at Aptos, Ms. Ingram led the integration of four acquisitions to expand portfolio areas and support entrance into new territories, standardized global operations, and spearheaded multi-million-dollar profit improvement programs. Ms. Ingram earned a Master of Arts (MA Oxon.) degree in Modern History from the University of Oxford.

Michael Powell. Mr. Powell has served as our Chief Innovation Officer since January 2025. Prior to joining Powerfleet, Mr. Powell held various senior leadership positions overseeing technology and innovation, including most recently serving as Chief Technology Officer of SEKO Logistics, a leader in end-to-end global logistics, from August 2018 to December 2024.

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Steve Towe. See narrative description under the caption “Directors and Director Nominees” above.

David Wilson. Mr. Wilson has served as our Chief Financial Officer and Corporate Secretary since January 2023. Prior to joining the Company, Mr. Wilson served as the Chief Financial Officer of NSONE, Inc., a leading provider of next generation managed Domain Name System services, from May 2020 to December 2022. Additionally, Mr. Wilson has held Chief Financial Officer roles at Symphony Communication Services, LLC, an encrypted communication software company, from July 2017 to October 2019 and Ooyala Inc., a leading provider of online video services, from September 2013 to July 2017. Mr. Wilson earned a Bachelor of Commerce degree in Finance from the University of Birmingham.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board is responsible for the management and direction of our Company and for establishing broad corporate policies. Members of the Board are kept informed of our business through various documents and reports provided by the Chief Executive Officer and other corporate officers, and by participating in Board and committee meetings. Each director has access to all of our books, records and reports, and members of management are available at all times to answer their questions.

Currently, there are five members of the Board. The Board is not classified or staggered, and all directors hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

Director Independence

Our Board has determined that, with the exception of Mr. Towe, each of our current directors and director nominees satisfies the current “independent director” standards established by the Nasdaq rules and, as to the members of the audit committee of our Board (the “Audit Committee”), the additional independence requirements under applicable rules and regulations of the SEC. Thus, a majority of the Board is comprised of independent directors as required by the Nasdaq rules. The Audit Committee is composed of Messrs. Brodsky, Jacobs and McConnell, each of whom is an independent director in accordance with Nasdaq Rule 5605(c). The compensation committee of the Board (the “Compensation Committee”) is composed of Messrs. Brodsky, Jacobs, Martin and McConnell, each of whom is an independent director in accordance with Nasdaq Rule 5605(d). The Nominating Committee of the Board is composed of Messrs. Brodsky, Jacobs, Martin and McConnell, each of whom is independent in accordance with Nasdaq Rule 5605(e).

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Board Leadership Structure

We currently separate the roles of the Chairman of the Board and Chief Executive Officer. Our Chief Executive Officer sets the strategic direction for the Company, working with the Board, and provides day-to-day leadership, while our Chairman leads the Board in the performance of its duties and serves as the principal liaison between the independent directors and the Chief Executive Officer. The separation of the roles of Chairman and Chief Executive Officer allows our independent Chairman to focus on governance of our Board, Board meeting agenda planning, Board committee responsibilities, investor engagement and outreach on governance matters, and our Chief Executive Officer to focus his attention on our business and execution of our Company’s strategy. While the Board believes that this leadership structure is the most effective for the Company at this time, it continues to evaluate the composition of the Board to determine what leadership structure is most appropriate for the Company and our stockholders.

Risk Oversight

The Board has the ultimate oversight responsibility for the risk management process and regularly reviews issues that present particular risk to us, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain, legal and environmental matters and insurance. The Board further relies on the Audit Committee for oversight of certain areas of risk management. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the Company’s independent registered public accounting firm our policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance, and advises the internal audit function as to overall risk assessment of the Company.

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While the Board oversees risk management, Company management is charged with managing risk. Management communicates routinely with the Board, committees of the Board and individual directors on significant risks that have been identified and how they are being managed. Directors are free to, and indeed frequently do, communicate directly with senior management.

The Company believes that its leadership structure, discussed above, supports the risk oversight function of the Board. The separation of the Chairman and Chief Executive Officer positions aids in the Board’s oversight of management, independent directors chair the various Board committees involved with risk oversight, there is frequent and open communication among management and directors, and all directors are actively involved in the risk oversight function. The Board believes that this approach provides appropriate checks and balances against undue risk-taking.

Board and Committee Meetings

For the fiscal year ended March 31, 2025, the Board held 20 meetings. Each director attended over 75% of the aggregate number of meetings of the Board and the meetings held by committees of the Board during the period in which such individual served as a director for the fiscal year. We encourage, but do not require, members of the Board to attend our annual meetings of stockholders.

Committees of the Board

The standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

The Audit Committee, which is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is currently composed of Messrs. Brodsky, Jacobs and McConnell, each of whom is independent under Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act.

The Board has determined that it has at least one “audit committee financial expert” serving on the Audit Committee. Mr. McConnell serves as the audit committee financial expert. Mr. McConnell also serves as the Chairman of the Audit Committee.

For the fiscal year ended March 31, 2025, the Audit Committee held 11 meetings.

The Board has adopted a written charter for the Audit Committee, a copy of which is publicly available on our website at https://ir.powerfleet.com/corporate-governance/governance-documents. The information on our website is not a part of this Proxy Statement. The Audit Committee’s charter sets forth the responsibilities, authority and specific duties of the Audit Committee and is reviewed and reassessed annually. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent registered public accounting firm and management.

In accordance with its written charter, the Audit Committee assists the Board in monitoring (i) the integrity of our financial reporting process including our internal controls regarding financial reporting, (ii) our compliance with legal and regulatory requirements, and (iii) the independence and performance of our internal and external auditors, and serves as an avenue of communication among the independent registered public accounting firm, management and the Board.

The report of the Audit Committee appears on page 19 of this Proxy Statement.

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Compensation Committee

The Compensation Committee is currently composed of Messrs. Brodsky, Jacobs, Martin and McConnell, each of whom is independent within the meaning of Nasdaq Rule 5605(a)(2). Mr. Martin currently serves as the Chairman of the Compensation Committee. Mr. Brodsky served as the Chairman of the Compensation Committee until September 2024.

For the fiscal year ended March 31, 2025, the Compensation Committee held four meetings.

The Compensation Committee recommends to the Board for its approval our executive officers’ annual compensation and long-term incentives and option and other equity grants, reviews management’s performance, development and compensation, and administers our incentive plans. The Board has adopted a written charter for the Compensation Committee, a copy of which is publicly available on our website at https://ir.powerfleet.com/corporate-governance/governance-documents. The Compensation Committee’s charter sets forth the responsibilities, authority and specific duties of the Compensation Committee and is reviewed and reassessed annually. The charter specifies that the Compensation Committee has overall responsibility for evaluating and recommending to the Board for approval our director and officer compensation plans, policies and programs. The charter also specifies that the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate; however, the Compensation Committee may not delegate authority to any other persons. As discussed below under “Compensation Discussion and Analysis,” for compensation decisions, the Compensation Committee considers recommendations relating to compensation for executive officers (other than our Chief Executive Officer, if any) from our Chief Executive Officer and includes him in its discussions with respect to such compensation, and considers compensation information provided by compensation consultants, if any, retained by the Compensation Committee for such purpose.

The Compensation Committee Process. Compensation Committee meetings typically involve a preliminary discussion with our Chief Executive Officer prior to the Compensation Committee deliberating without any members of management present. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our Chief Executive Officer), the Compensation Committee considers the recommendations of our Chief Executive Officer and includes him in its discussions. The Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee when appropriate.

Nominating Committee

The Nominating Committee is currently composed of Messrs. Brodsky, Jacobs, Martin and McConnell, each of whom is independent within the meaning of Nasdaq Rule 5605(a)(2). Mr. Jacobs serves as the Chairman of the Nominating Committee.

For the fiscal year ended March 31, 2025, the Nominating Committee did not hold any meetings.

The Board has adopted a written charter for the Nominating Committee, which is publicly available on our website at https://ir.powerfleet.com/corporate-governance/governance-documents. The Nominating Committee’s charter authorizes the committee to develop certain procedures and guidelines addressing certain nominating matters, such as procedures for considering nominations made by stockholders, minimum qualifications for nominees and identification and evaluation of candidates for the Board, and the Nominating Committee has adopted procedures addressing the foregoing.

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Procedures for Considering Nominations Made by Stockholders. The Nominating Committee has adopted guidelines regarding procedures for nominations to be submitted by stockholders and other third parties, other than candidates who have previously served on the Board or who are recommended by the Board. These guidelines provide that a nomination must be delivered to our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event will the public announcement of an adjournment, postponement or recess of an annual meeting commence a new time period (or extend any time period) for the giving of a notice as described above. The guidelines require a nomination notice to set forth as to each person whom the stockholder proposes to nominate for election as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, including a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, as well as any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand; (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice as to any other business that a stockholder proposes to bring before the meeting, as set forth in our bylaws, if such proposed nominee were the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (iv) a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (1) is qualified and if elected intends to serve as a director of the Company for the entire term for which such proposed nominee is standing for election, (2) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Company, with the proposed nominee’s fiduciary duties under applicable law, (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (4) if elected as a director of the Company, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company. The Nominating Committee’s policy is to consider all persons proposed to be nominated for election as a director in accordance with these procedures.

Qualifications. The Nominating Committee has adopted guidelines describing the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

●	must satisfy any legal requirements applicable to members of the Board;

●	must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

●	must have a reputation, in one or more of the communities serviced by the Company and its affiliates, for honesty and ethical conduct;

●	must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

●	must have experience, either as a member of the board of directors of another public or private company or in another capacity that demonstrates the nominee’s capacity to serve in a fiduciary position.

We believe that each member of our Board should possess the qualities of character, judgment, business acumen, diligence, lack of conflicts of interest, familiarity with our business and industry, ability to work collegially and ability to act in the best interests of all stockholders. While we do not have a formal diversity policy, we seek to have directors representing a range of experiences, qualifications, skills and backgrounds.

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Identification and Evaluation of Candidates for the Board. Candidates to serve on the Board will be identified from all available sources, including recommendations made by stockholders of the Company. The Nominating Committee has a policy that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by stockholders and nominees recommended by the Nominating Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. The evaluation process for individuals other than existing members of the Board will include:

●	a review of the information provided to the Nominating Committee by the proponent;

●	a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

●	a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

Third Party Recommendations. With respect to the directors to be elected at the Annual Meeting, the Nominating Committee did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of our common stock for at least one year.

Compensation of Directors

General

All directors are entitled to reimbursement for travel and lodging and other reasonable out-of-pocket expenses incurred by them in connection with their attendance at Board and/or Board committee meetings or other activities on our behalf.

Employee Directors

Directors who are current officers or employees of the Company or any subsidiary of the Company do not receive any additional compensation for their service as members of either the Board or any committees of the Board.

Non-Employee Directors

On May 16, 2024, the Board adopted a non-employee director compensation program pursuant to which non-employee directors are entitled to receive annual compensation having economic value of approximately $175,000, which includes a cash retainer of $87,500 and restricted stock grants with an economic value of approximately $87,500. The cash retainer may be paid, at each director’s election, in cash or in restricted shares of our common stock. Each of the non-employee directors was paid his retainer for fiscal year 2025 in cash. With respect to restricted stock awards, the number of shares issued in fiscal year 2025 was calculated based on the average of the reported closing price per share of our common stock on The Nasdaq Global Market over a 20 consecutive trading day period ending on and including the grant date for such awards, which was on May 16, 2024. Going forward, the number of shares issuable in any fiscal year will be calculated based on the average of the reported closing price per share of our common stock on The Nasdaq Global Market over a 20 consecutive trading day period ending on and including the date of that year’s annual meeting of stockholders.

Andrew Martin, a member of our Board, serves as a Partner and member of the research team at PCM, whose internal policies prohibit employees from receiving any direct compensation in connection with service on public company boards. As a result, we paid the cash compensation otherwise payable to Mr. Martin to PCM, and we issued to an affiliate of PCM a warrant to purchase 130,275 shares of common stock (the “PCM Warrant”) in lieu of granting equity compensation to Mr. Martin.

The Chairman of the Board and the chairperson of each of the committees of the Board are also entitled to a supplemental retainer, which may be paid, at each director’s election, in cash or in restricted shares of our common stock. Specifically, the Chairman of the Board receives an additional $36,000 per year; the chairperson of the Audit Committee receives an additional $18,000 per year; the chairperson of the Compensation Committee receives an additional $12,000 per year; and the chairperson of the Nominating Committee receives an additional $10,000 per year. Each of the non-employee directors was paid his supplemental retainer in fiscal year 2025 in cash.

During the fiscal year ended March 31, 2025, Michael Brodsky, Ian Jacobs, Andrew Martin and Michael McConnell were paid cash retainers in the aggregate amounts of $129,000, $97,500, $0 and $105,500, respectively. In addition, each of Messrs. Brodsky, Jacobs and McConnell received an award of (i) 18,028 in restricted shares of common stock, which were granted on May 16, 2024, and (ii) options to purchase 125,000 shares of common stock, which were granted on June 18, 2024, in consideration for such director becoming a director of the Company following the MiX Combination and pursuant to the Company’s 2018 Incentive Plan, as amended (the “2018 Plan”). All such restricted stock awards were scheduled to vest as to 100% of such shares on the first anniversary of the date of grant, provided that the non-employee director was then serving as a director of the Company. All such option awards have an exercise price of $4.31 per share and a term of 10 years, and are scheduled to vest in equal installments on the last day of each fiscal quarter over a period of 10 fiscal quarters following the date of grant, provided that the non-employee director is then serving as a director of the Company.

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Our non-employee directors are not entitled to retirement, benefit or other perquisite programs.

The following table provides certain information with respect to the compensation paid to our non-employee directors during the fiscal year ended March 31, 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Total ($)
Michael Brodsky	129,500	98,253	332,407	560,160
Ian Jacobs	97,500	98,253	332,407	528,160
Andrew Martin(5)	—	—	—	—
Michael McConnell	105,500	98,253	332,407	536,160

(1)	The amount under this column reflects the aggregate amount of cash retainers paid to each non-employee director.

(2)	The amounts under this column reflect the aggregate grant date fair value of 18,028 restricted shares of our common stock granted to each of Michael Brodsky, Ian Jacobs and Michael McConnell, under the 2018 Plan on May 16, 2024, each computed in accordance with ASC 718, disregarding any service-based vesting conditions. For a discussion of the assumptions we made in valuing the stock awards, see “Note 2[Q] – Summary of Significant Accounting Policies – Stock-based compensation” and “Note 9 – Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report. The amounts set forth under this column do not include the restricted shares of common stock granted in lieu of cash for fees set forth under the column “Fees Earned or Paid in Cash.” Each of the restricted stock awards granted to Messrs. Brodsky, Jacobs and McConnell vested in full on May 16, 2025.

(3)	At March 31, 2025, each of Messrs. Brodsky, Jacobs and McConnell held 18,028 shares of unvested restricted stock. Mr. Martin did not hold any shares of unvested restricted stock.

(4)	At March 31, 2025, Mr. Brodsky held options to purchase 220,000 shares of our common stock, 145,000 of which were vested. Each of Messrs. Jacobs and McConnell held options to purchase 125,000 shares of our common stock, 50,000 of which were vested. Mr. Martin did not hold any options to purchase shares of our common stock at March 31, 2025.

(5)	Mr. Martin did not receive any compensation for his service as a director during the fiscal year ended March 31, 2025 and compensation otherwise payable to him was paid to PCM.

Process for Sending Communications to the Board of Directors

The Board has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed and sent to our Corporate Secretary at c/o Powerfleet, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677. Any such communication must state, in a conspicuous manner, that it contains a stockholder communication and that it is intended for distribution to the entire Board or to one or more members of the Board, as applicable. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed. Under the procedures established by the Board, upon the Corporate Secretary’s receipt of such a communication, our Corporate Secretary will send a copy of such communication to each member of the Board or to the applicable director(s), identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

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Code of Ethics

We have a code of ethics (the “Code of Ethics”) that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and Treasurer. A copy of our Code of Ethics can be found on our website at www.powerfleet.com. The Code of Ethics also is available in print, free of charge, to any stockholder who requests a copy by writing to the Company at the following address: Powerfleet, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, Attention: Corporate Secretary. Our Code of Ethics is intended to be a codification of the business and ethical principles that guide the Company, and to deter wrongdoing, to promote honest and ethical conduct, to avoid conflicts of interest, and to foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code. We will post any amendment to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of the SEC or The Nasdaq Stock Market LLC, on our website.

Certain Relationships and Related Transactions

Our policy prohibits conflicts between the interests of our employees, officers and directors and our Company. A conflict of interest exists when an employee, officer, or director’s personal interest interferes or may interfere with the interests of the Company. When it is deemed to be in the best interests of our Company and our stockholders, the Audit Committee may grant waivers to employees, officers and directors who have disclosed an actual or potential conflict of interest, which waivers are subject to approval by our Board. This policy is included in our Code of Business Conduct and Ethics for Employees, Officers and Directors.

In accordance with its charter, the Audit Committee is responsible for annually reviewing any transactions or series of similar transactions to which we are or were a party and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. Our Audit Committee’s procedures for reviewing related party transactions are not in writing. Since April 1, 2024, other than as described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company is or was a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities, or members of any such person’s immediate family, have had or will have a direct or indirect material interest. As of July 25, 2025, our common stock is the Company’s only class of voting securities.

On April 21, 2025, we issued the PCM Warrant, which contains the same vesting terms as the option awards granted to our non-employee directors, other than Andrew Martin, on June 18, 2024. Mr. Martin serves as a limited partner of such PCM affiliate. The Board approved and authorized the issuance of such warrant in lieu of granting stock options to Mr. Martin as compensation for his service as a director during the fiscal year ended March 31, 2025.

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REPORT OF THE AUDIT COMMITTEE

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

The Audit Committee of the Board of Directors is currently comprised solely of independent directors meeting the requirements of applicable rules of the SEC and of The Nasdaq Stock Market LLC. All members of the Audit Committee were appointed by the Board. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. As more fully described in the charter, the purpose of the Audit Committee is to provide general oversight of the Company’s financial reporting, integrity of financial statements, internal controls and internal audit functions.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, which was Deloitte & Touche for the fiscal year ended March 31, 2025, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the Public Accounting Oversight Board (United States) (“PCAOB”) and expressing an opinion in its report on those financial statements.

The Audit Committee reviewed the Company’s audited financial statements for the year ended March 31, 2025 and met with both management and Deloitte & Touche to discuss those financial statements and Deloitte & Touche’s related opinion.

The Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding Deloitte & Touche’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche its independence.

Based on its review and the meetings, discussions and reports described above, and subject to the limitations of its role and responsibilities referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2025, be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025 for filing with the SEC.

Members of the Audit Committee:

Michael McConnell, Chairperson
Michael Brodsky
Ian Jacobs

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EXECUTIVE COMPENSATION

A Message from the Powerfleet Compensation Committee

Dear Powerfleet Stockholders,

On behalf of Powerfleet’s entire Board of Directors and the members of the Compensation Committee, we thank you for your continued investment in our Company and your support of our management team during this transformational year. During the fiscal year ended March 31, 2025 (“fiscal 2025”), we completed the business combination with MiX Telematics and the acquisition of Fleet Complete, creating a scaled, global AI-powered fleet intelligence platform. As a result, our subscriber base has quadrupled to approximately 2.8 million, and our customer footprint has expanded to approximately 48,000 customers across more than 120 countries. Integration remains on track, with both cost and revenue synergies already contributing to results. Revenue grew to $362.5 million, a 26% increase on a pro forma basis, with recurring SaaS revenue accounting for approximately 75% of total revenue. Adjusted EBITDA increased 65% to $71 million, driving margin expansion to approximately 20%, and we realized approximately $16 million in annualized cost synergies.

As members of the Compensation Committee, we have taken a thoughtful approach to ensuring that our executive compensation program aligns with our business strategy, drives value for our stockholders and appropriately and effectively incentivizes and retains our executives during this transformational year. Further, our Compensation Committee carefully reviewed the “say-on-pay” voting results from our 2024 annual meeting of stockholders when considering executive compensation design for fiscal 2025. Since our 2024 annual meeting, Powerfleet appointed a new Compensation Committee chair, Mr. Martin, in September 2024, and the Compensation Committee, with advice from its independent third-party consultant, has led the:

●	Implementation of the fiscal 2025 Global Bonus Plan (“GBP”), which is earned based on achievement of performance goals tied to adjusted EBITDA, revenue and cash from organic operations. Based on our strong performance in fiscal 2025, our executives earned 100% of their target bonus.

●	Creation of the fiscal 2025 annual long-term incentive plan (“LTIP”). The LTIP is performance-oriented and aligned with the Company’s pay-for-performance philosophy. 66.7% of each named executive officer’s (“NEO’s”) LTIP opportunity is allocated to performance-based restricted stock that vests based on achievement of goals tied to adjusted EBITDA, organic revenue growth and adjusted EBITDA margin. Due to ongoing integration of the MiX Telematics and Fleet Complete businesses during fiscal 2025, we delayed goal setting for the fiscal 2025 performance-based restricted stock awards to refine the long-term plan for the combined company and determined to measure performance for the final two fiscal years (fiscal 2026 and fiscal 2027) of the three-year restriction period.

●	Enhancement of our proxy statement, including expanded content and formatting that go beyond our required “smaller reporting company” mandates, such as the inclusion of a detailed “Compensation Discussion & Analysis” section.

●	Adjustments to our compensation peer group to better reflect the size and make-up of our organization.

Each NEO’s fiscal 2025 target total direct compensation opportunity was set within a reasonable range of the market median. In fiscal 2025, to enhance retention and equity ownership, and to motivate our Chief Executive Officer (“CEO”) for superior shareholder value creation, Mr. Towe also received a one-time, performance-focused equity award. 75% of the award vests based on the achievement of volume-weighted average price hurdles, the highest of which is $10.00 per share, representing an 87% share price growth since March 31, 2024. Although this award was incremental to the CEO’s annual target opportunity, we believe it accomplishes the appropriate retention and performance objectives as Powerfleet enters its next chapter of growth, led by our CEO.

We are asking our stockholders to vote at the Annual Meeting in favor of the “say-on-pay” proposal (Proposal 3). The Compensation Committee continues to evolve the executive compensation program to align with good governance practices and incentivize the Company’s long-term strategic priorities. For fiscal 2026, the Compensation Committee will continue to allocate 66.7% of each NEO’s annual LTIP opportunity to performance-based restricted stock. Performance-based restricted stock will vest based on achievement of organic revenue growth, adjusted EBITDA, less stock-based compensation, per share growth, and relative total shareholder return, each measured over three years, with goals set at the beginning of the three-year performance period.

As a Compensation Committee, we remain focused on driving the thoughtful evolution of the Company’s executive compensation program in support of our business strategy, while taking into account the views of our stockholders. We will continue to focus on implementing clear and robust compensation programs that emphasize rewarding exceptional performance, driving value creation for our stockholders and ensuring sound governance.

Sincerely,

Andrew Martin, Chair
Michael Brodsky, Member
Ian Jacobs, Member
Michael McConnell, Member

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As we qualify as a “smaller reporting company” in accordance with Rule 12b-2 of the Exchange Act, we are permitted to comply with scaled-down executive compensation disclosure requirements, including not providing a Compensation Discussion and Analysis (“CD&A”) section in this proxy statement. In order to provide fulsome disclosure to our stockholders and in line with best practices, we have elected to include a CD&A but have relied on certain other disclosure relief applicable to smaller reporting companies, such as limiting the number of named executive officers subject to the disclosure and certain of the executive compensation tabular disclosure.

Compensation Discussion and Analysis

This discussion presents the principles underlying our executive officer compensation program. Our goal in this discussion is to provide the reasons why we award compensation as we do and to place in perspective the data presented in the tables that follow this discussion. The focus is primarily on compensation of our executive officers for the fiscal year ended March 31, 2025, but some historical and forward-looking information is also provided to put such year’s compensation information in context. The information presented herein relates to the following individuals who are considered “named executive officers” (“NEOs”) under applicable rules and regulations of the SEC. For fiscal 2025, our NEOs were:

Name	Position
Steve Towe	Chief Executive Officer (since January 5, 2022)
David Wilson	Chief Financial Officer (since January 4, 2023)
Melissa Ingram	Chief Corporate Development Officer (since April 2, 2024)

2025	Business Highlights

●	Transformation Executed: Completed the business combination with MiX Telematics and the acquisition of Fleet Complete, creating a scaled, global AI-driven fleet-intelligence platform. Integration remained on schedule and early cost and revenue synergies contributed to fiscal 2025 results.

●	Top-Line: Revenue was $362.5 million, up 26%; recurring SaaS revenue represented approximately 75% of total revenue.

●	Profitability: Adjusted EBITDA increased 65% to $71 million, expanding margin to approximately 20%.

●	Cash and Liquidity: Exited the year with adjusted liquidity (defined as cash and cash equivalents, plus undrawn revolver capacity, less unsettled transaction costs from our Fleet Complete acquisition) of $41.9 million, which was $1.8 million ahead of target. The $41.9 million excludes $10.0 million from our revolving credit facility with Bank Hapoalim B.M. secured in December 2024 (the “additional Hapoalim facility”). Realized approximately $16 million of annualized cost synergies, ahead of the original timetable.

Overview of Executive Compensation Elements

The chart below summarizes the main elements of our executive compensation program and their purpose. Further detail on each of these compensation elements is provided in the sections that follow.

Component	Objective	Design
Base Salary	Align base salaries to market to attract, retain and motivate executives.	Fixed pay (cash) based on individual skills, experience, responsibilities and performance over time.
Annual Cash Bonus	Motivate and reward our employees, including our NEOs, for meeting our short-term objectives using a pay-for-performance program with financial performance goals.

100% based on financial performance paid only upon achievement of threshold goals:

●      50% tied to global adjusted EBITDA;

●      30% tied to global revenue; and

●      20% tied to cash position from organic operations.

Annual Long-Term Incentive Program

Equity compensation intended to link our executive officers’ longer-term compensation with the performance of our stock and to build executive ownership. This promotes retention, motivates actions to maximize stockholder value, and links pay to financial results and stock price performance.

Newly added annual LTIP with:

●    66.7% of each NEO’s LTIP award consisted of performance-based restricted stock that vests based on the achievement of adjusted EBITDA, less stock-based compensation, growth rate in organic revenue, and adjusted EBITDA margin; and

●     33.3% of NEO’s LTIP award consisted of time-based restricted stock vesting in equal annual increments over a three-year period.

Reflecting our key compensation principles, a significant portion of the targeted compensation opportunity that our NEOs receive is “at-risk” and dependent upon future financial and stock price performance. The majority of the target total direct compensation opportunity (excluding one-time bonuses and equity awards) for our NEOs, 87% for our CEO and 82% for our other NEOs, on average, is “at-risk” based on the achievement of pre-established performance goals and total shareholder return.

Consideration of the 2024 “Say-on-Pay” Vote

At our 2024 annual meeting of stockholders, 77.5% of the votes cast were in favor of an advisory vote to approve the compensation of our NEOs (the “2024 Say-on-Pay Vote”). Our Compensation Committee carefully reviewed the voting results of the 2024 Say-on-Pay Vote when considering executive compensation design for fiscal 2025, as well as other factors, including our long-term strategic plan and our ability to set longer term goals with precision during a transformative year. Since our 2024 annual meeting, Powerfleet appointed a new Compensation Committee chair, Mr. Martin, in September 2024, and the Compensation Committee, with advice from its independent third-party consultant, has led the:

●	Implementation of the fiscal 2025 GBP, which is earned based on achievement of performance goals tied to adjusted EBITDA, revenue and cash from organic operations. Based on performance in fiscal 2025, our executives earned 100% of their target bonus.

●	Creation of the fiscal 2025 annual LTIP. The LTIP is performance-oriented and aligned with the Company’s pay-for-performance philosophy. 66.7% of each NEO’s LTIP opportunity is allocated to performance-based restricted stock that vests based on achievement of goals tied to adjusted EBITDA, organic revenue growth, and adjusted EBITDA margin. Due to ongoing integration of the MiX Telematics and Fleet Complete businesses during fiscal 2025, we delayed goal setting for the fiscal 2025 performance-based restricted stock awards to refine the long-term plan for the combined company and determined to measure performance for the final two fiscal years (fiscal 2026 and fiscal 2027) of the three-year restriction period.

●	Enhancement of our proxy statement, including expanded content and formatting that go beyond our required “smaller reporting company” mandates, such as the inclusion of a detailed CD&A section.

●	Improvement in our compensation peer group to better reflect the size and make-up of our organization.

We are asking our stockholders to vote at the Annual Meeting in favor of the “say-on-pay” proposal (Proposal 3). The Compensation Committee continues to evolve the executive compensation program to align with good governance practices and incentivize the Company’s long-term strategic priorities. For fiscal 2026, the Compensation Committee will continue to allocate 66.7% of each NEO’s annual LTIP opportunity to performance-based restricted stock. Performance-based restricted stock will vest based on achievement of organic revenue growth, adjusted EBITDA, less stock-based compensation, per share growth, and relative total shareholder return, each measured over three years with goals set at the beginning of the three-year performance period.

Compensation Philosophy and Objectives

The Compensation Committee regularly reviews our executive compensation program to ensure alignment with our compensation objectives and the long-term interests of our stockholders. We apply a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that our success is dependent upon the efforts of each employee and that a cooperative, team-oriented environment is an essential part of our culture. We believe in the importance of rewarding our employees for our successes, which is why we emphasize pay-for-performance incentive compensation.

Our compensation programs for our NEOs are designed to achieve a variety of goals, including:

●	attracting and retaining talented and experienced executives;
●	motivating and rewarding executives whose knowledge, skills and performance are critical to our success;
●	aligning the interests of our executives and stockholders by motivating executives to increase stockholder value in a sustained manner; and
●	providing a competitive compensation package which rewards achievement of our goals.

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Compensation Administration

The Compensation Committee administers the executive compensation program for all NEOs. While our management team provides input, it is the responsibility of the Compensation Committee to evaluate and approve the executive compensation philosophy, plans, policies and programs. The Compensation Committee’s advisory resources include a retained independent consultant who assists the Compensation Committee in its evaluation of the compensation provided to our NEOs. In addition, the consultant generally attends Compensation Committee meetings and provides information, research and analysis pertaining to executive compensation and governance as requested by the Compensation Committee. Korn Ferry served as the independent consultant for fiscal 2025 compensation programs and decisions. FW Cook was engaged in the fourth quarter of fiscal 2025 to advise on compensation programs and decisions for the fiscal year ending March 31, 2026 (“fiscal 2026”).

To help ensure we provide our NEOs with fair and market-competitive compensation and to support retention of our key leaders, we annually compare our executive compensation program to that of a peer group of companies. This is one of many data points the Compensation Committee considers when making their decisions. Our peer group is reviewed based on a multi-dimensional analysis in which we select companies that are similar in size (primarily revenue and market capitalization) and business. The following peer group was used to inform compensation decisions for fiscal 2025:

A10 Networks, Inc. (NYSE: ATEN)	MeridianLink, Inc. (NYSE: MLNK)	Rimini Street, Inc. (Nasdaq: RMNI)

Consensus Cloud Solutions, Inc. (Nasdaq: CCSI)	N-able, Inc. (NYSE: NABL)	Samsara Inc. (NYSE: IOT)

Globalstar, Inc. (Nasdaq: GSAT)	Porch Group, Inc. (Nasdaq: PRCH)	SEMrush Holdings, Inc. (NYSE: SEMR)

Instructure, Inc. (formerly NYSE: INST)	Qualys, Inc. (Nasdaq: QLYS)	SPS Commerce Inc. (Nasdaq: SPSC)

Our peer group is regularly reviewed by the Compensation Committee with consideration given to our evolving business strategy, scale of our operations and the advice of our independent compensation consultant. The Compensation Committee reviewed the compensation peer group in April 2025 and approved the following peer group to inform fiscal 2026 compensation decisions:

A10 Networks, Inc. (NYSE: ATEN)	Globalstar, Inc. (Nasdaq: GSAT)	N-able, Inc. (NYSE: NABL)

Arlo Technologies, Inc. (NYSE: ARLO)	Iridium Communications Inc. (Nasdaq: IRDM)	OneSpan Inc. (Nasdaq: OSPN)

BlackBerry Ltd (NYSE: BB)	Kinaxis Inc. (TSE: KXS)	Porch Group, Inc. (Nasdaq: PRCH)

Consensus Cloud Solutions, Inc. (Nasdaq: CCSI)	Lantronix Inc. (Nasdaq: LTRX)	Rimini Street, Inc. (Nasdaq: RMNI)

Digi International Inc. (Nasdaq: DGII)	MeridianLink, Inc. (NYSE: MLNK)	SEMrush Holdings, Inc. (NYSE: SEMR)

E2open Parent Holdings, Inc. (NYSE: ETWO)	Mitek Systems Inc. (Nasdaq: MITK)

Instructure was removed from the peer group for fiscal 2026 due to the completion of its acquisition by Thoma Bravo. Qualys, Samsara and SPS Commerce were removed from the peer group for fiscal 2026 due to the size of such companies. Arlo Technologies, BlackBerry, Digi International, E2open Parent, Iridium Communications, Kinaxis, Lantronix, Mitek Systems and OneSpan were added to maintain Powerfleet’s positioning within a reasonable range of the peer median in revenue and market capitalization.

Elements of Executive Officer Compensation

Base Salary. We pay our executive officers a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program. We believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on the particular executive’s position, responsibility, experience, skills and expected contributions during the coming year and such individual’s performance during the prior year. We also have generally sought to align base compensation levels comparable to the market median. Annual base salaries for Mr. Towe, Mr. Wilson, and Ms. Ingram for fiscal 2025 were $425,000, $357,875 and $247,705, respectively, which reflect a 3% merit-based increase implemented by the Company for all employees in July 2024. In March 2025, the annual base salary for each of Mr. Towe, Mr. Wilson and Ms. Ingram was increased to $535,000, $435,000 and $350,000, respectively.

Cash Incentive Bonus Program. Each of Mr. Towe, Mr. Wilson and Ms. Ingram was eligible to receive a cash incentive bonus under our GBP for the fiscal 2025, which is discussed below. Awards payable under the GBP for fiscal 2025 were calculated as a percentage of the executive’s base salary. The target award under the GBP for fiscal 2025 for each of Mr. Towe, Mr. Wilson and Ms. Ingram was set at 100%, 75%, and 75% of his or her base salary, respectively.

The objectives of the GBP for fiscal 2025 are to align the interests of senior management with the Company’s short-term performance goals. The GBP focuses on rewarding executives for the achievement of annual financial objectives with competitive incentives and provides a systemic plan for establishing definitive performance goals. Under the GBP for fiscal 2025, our performance goals are based on (i) revenue growth (weighted 30%), (ii) adjusted EBITDA (weighted 50%) and (iii) cash position resulting from organic operations (weighted 20%). For purposes of the GBP for fiscal 2025, (i) adjusted EBITDA is defined as net loss attributable to common stockholders before non-controlling interest, preferred stock dividend and accretion, interest expense (net), income tax benefit/expense, depreciation and amortization, stock-based compensation, foreign currency gains/losses, restructuring-related expenses, gain on bargain purchase from the Movingdots acquisition, acquisition-related expenses and severance-related expenses, but expressly excluding (without duplication) the amount of any cash bonuses, and (ii) cash position resulting from organic operations consists of cash and cash equivalents as reported on the Company’s balance sheet plus available liquidity but specifically excludes any cash received from the additional Hapoalim facility or other capital events.

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The target goals below were set inclusive of the financial results of the Fleet Complete business following our acquisition of such business. Payouts may range from 0% of target for performance below threshold, 50% of target for threshold performance, 100% of target for target performance and 150% of target for maximum performance. Payouts are linearly interpolated between threshold and maximum.

Metric	Threshold Goal (in millions)	Target Goal (in millions)	Maximum Goal (in millions)	Actual Achievement (in millions)
Global Revenue (weighted 30%)	$326.6	$362.9	$399.2	$362.5
Global Adjusted EBITDA (weighted 50%)	$62.1	$69.0	$75.9	$71.1
Cash from Organic Operations (weighted 20%)	$36.1	$40.1	$44.1	$41.9

Based on our financial results for the fiscal year ended March 31, 2025, each of Mr. Towe, Mr. Wilson and Ms. Ingram received annual bonuses under the GBP for fiscal 2025 in the aggregate amounts of $535,000, $326,250 and $262,500, respectively.

Transaction Bonuses. From time to time, the Compensation Committee may award transaction bonuses to executive officers payable in connection with the successful execution of significant strategic transactions that the Company believes will enhance long-term stockholder value. Such transaction bonuses may also be subject to the achievement of other performance conditions. The primary objective of transaction bonuses is to recognize and reward extraordinary efforts and execution by management in connection with significant strategic transactions that are not fully reflected in other elements of the Company’s compensation program.

In connection with the MiX Combination, the Compensation Committee approved transaction bonuses payable to Mr. Towe, Mr. Wilson and Ms. Ingram of $1,700,000, $350,000 and $200,000, respectively, subject to and conditioned upon the closing of the MiX Combination (the “MiX Transaction Bonuses”). Following the closing the MiX Combination on April 2, 2024, each of Mr. Towe, Mr. Wilson and Ms. Ingram earned their respective MiX Transaction Bonus.

In connection with the Company’s acquisition of the Fleet Complete business during fiscal 2025, the Compensation Committee approved transaction bonuses payable to Mr. Towe, Mr. Wilson and Ms. Ingram (the “FC Transaction Bonuses”) of $535,000, $326,250 and $262,500, respectively, upon achievement of the following performance criteria:

●	The volume-weighted average price of our common stock, as reported by Bloomberg L.P., for any 30 consecutive trading day period during the period from the date of effectiveness of our Registration Statement on Form S-1 initially filed with the SEC on November 29, 2024 through March 31, 2025 shall exceed $5.00. This was achieved as of March 31, 2025.

●	Target performance under the GBP for fiscal 2025 was achieved. This was achieved as of March 31, 2025.

Mr. Wilson’s FC Transaction Bonus was also contingent on timely reporting with the SEC and remediation of the Company’s material weaknesses in internal control over financial reporting.

Based on our financial and stock price performance, each of Mr. Towe and Ms. Ingram earned their respective FC Transaction Bonus.

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Annual Equity Compensation. We believe that equity awards are an important long-term incentive for our executive officers and employees and that our program has been effective in aligning officer and employee interests with those of our stockholders. These awards are intended to produce value for each executive officer if (i) our stockholders derive significant sustained value and (ii) the executive officer remains employed with us.

For fiscal 2025, our Compensation Committee approved the LTIP pursuant to which restricted stock awards were granted to executive officers. One-third (33.3%) of each NEO’s target LTIP was awarded in time-based restricted stock and two-thirds (66.7%) consisted of performance-based restricted stock, as follows.

NEO	Target LTIP Award	Time-Based Restricted Stock Award	Performance-Based Restricted Stock Award
Steve Towe	$2,500,000	$833,333	$1,666,667
David Wilson	$1,250,000	$416,667	$833,333
Melissa Ingram	$1,100,000	$366,667	$733,333

Due to ongoing integration of the MiX Telematics and Fleet Complete businesses during fiscal 2025, the grant date of the fiscal 2025 LTIP was delayed to March 30, 2025, which was the last trading day of our fiscal year-end. This delay allowed goal setting for the fiscal 2025 performance-based restricted stock awards to reflect the long-term plan for the combined company, and the Compensation Committee determined to measure performance for only the final two fiscal years (fiscal 2026 and fiscal 2027) of the three-year restriction period. Performance for fiscal 2025 was not measured. Vesting of performance-based restricted stock awards is conditioned upon our achievement of a certain level of adjusted EBITDA, less stock-based compensation, for the fiscal year ending March 31, 2026 (“fiscal 2026”) or for the fiscal year ending March 31, 2027 (“fiscal 2027”). Our NEOs are eligible to receive 25% additional target performance-based restricted shares if our compound annual growth rate in organic revenue and adjusted EBITDA margins are at certain levels as determined by the Compensation Committee. Adjusted EBITDA for purposes of the LTIP is calculated in the same way as for the GBP, less stock-based compensation. Each performance-based restricted stock award will vest in the target number of restricted shares on the one-year anniversary following the applicable performance period end date. Time-based restricted stock awards vest in equal annual increments over a three-year period from the date of grant.

For fiscal 2025, Mr. Towe, Mr. Wilson and Ms. Ingram were awarded 174,337, 87,169 and 76,709 shares of time-based restricted stock, respectively, and 348,675, 174,337 and 153,417 shares of performance-based restricted stock, respectively. The number of shares granted to Mr. Towe, Mr. Wilson and Ms. Ingram was calculated based on the volume weighted average price of our common stock for the 60 consecutive trading day period (the “60-Day VWAP”) ended on July 27, 2024 ($4.78), which is the date the Compensation Committee reached agreement in principle around the proposed framework of the fiscal 2025 LTIP awards. The awards were granted on March 30, 2025 when the closing stock price was $5.59, which is higher than the price used to derive the number of shares granted. This contributes to the discrepancy between the grant-date fair value, as reported in the Summary Compensation Table below, and the intended target value as reported in the above table.

One-Time Performance-Oriented CEO Equity Award. On March 30, 2025, the Compensation Committee approved a one-time performance-oriented equity award to Mr. Towe to enhance his equity ownership, improve retention and motivate shareholder value creation as the Company enters its next chapter of growth. Mr. Towe received 312,500 restricted shares that vest in equal annual increments over a three-year period from the date of grant. He also received performance-based restricted shares that vest in equal annual increments over a three-year period following the date which the 60-Day VWAP reaches certain level commencing with fiscal 2025, as follows:

Performance-Based Restricted Shares Eligible to Vest	60-Day VWAP Hurdle
312,500	$6.00
312,500	$8.00
312,500	$10.00

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The $6.00, $8.00 and $10.00 60-Day VWAP hurdles were set at rigorous levels as Powerfleet would need to deliver 12%, 50%, and 87% cumulative price appreciation since March 30, 2024 to vest in the award. As of January 1, 2025, Mr. Towe achieved the first 60-Day VWAP hurdle of $6.00 and the 312,500 shares subject to such award will vest in equal annual increments over a three-year period from the date of achievement. As of March 31, 2025, the remaining 60-Day VWAP hurdles ($8.00 and $10.00) had not yet been met.

Severance and Change-in-Control Benefits. We describe certain severance and change-in-control benefits applicable to Mr. Towe, our Chief Executive Officer, and Mr. Wilson, our Chief Financial Officer, under the captions “Severance Arrangements” and “Potential Payments Upon Termination or Change in Control” below.

Benefits. The executive officers participate in all of our employee benefit plans, such as medical and 401(k) plans, on the same basis as our other employees.

Perquisites. Our use of perquisites as an element of compensation is very limited. We do not view perquisites as a significant element of our comprehensive compensation structure.

2026 Changes to Our Executive Compensation Program

We have committed to continue to evolve our executive compensation program to align with market and good governance practices, as well as to reward executives for achievement of our short- and long-term business objectives. The performance metrics for the GBP for fiscal 2026 are unchanged. The Compensation Committee intends to continue its pay-for-performance philosophy by continuing to allocate 66.7% of NEO’s annual LTIP opportunity to performance-based restricted stock. For fiscal 2026, performance-based restricted stock will vest based on achievement of organic revenue growth over three years, adjusted EBITDA, less stock-based compensation, per share growth over three years, and relative total shareholder return over three years, with goals set at the beginning of the three-year performance period.

Regulatory Considerations

We account for the equity compensation expense for our employees under the rules of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (“ASC 718”), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Employment Agreements

The Company has not entered into employment agreements with any of its executive officers.

Severance Arrangements

The Company is a party to a severance agreement with Mr. Towe, which provides Mr. Towe with certain severance and change in control benefits upon the occurrence of certain events.

The severance agreement with Mr. Towe provides Mr. Towe with certain severance and change in control benefits upon the occurrence of one of the following events: (i) the termination of Mr. Towe’s employment by the Company without cause (a “Trigger Event”) or (ii) the termination of Mr. Towe’s employment by the Company without cause or Mr. Towe’s resignation for good reason within six months following a change in control event (a “Change in Control Trigger Event”).

Under the terms of the severance agreement with Mr. Towe, subject to Mr. Towe’s delivery of a general release to the Company, Mr. Towe will be entitled to the following upon a Trigger Event or Change in Control Trigger Event: (i) cash payments at twice the rate of his annual base salary as in effect immediately prior to the Trigger Event or Change in Control Trigger Event, as the case may be, for a period of 12 months, made as a series of separate payments that are payable in accordance with the Company’s standard payroll practices; (ii) a waiver of any remaining portion of Mr. Towe’s healthcare continuation payments under COBRA for the 12-month severance period, provided that he timely elects COBRA coverage and continues to make contributions for such coverage equal to his contribution amount in effect immediately preceding the date of his termination of employment; (iii) partial accelerated vesting of his previously granted stock options and restricted stock awards, such that (to the extent not already then vested) a portion of these awards shall vest and/or become exercisable, in each case on a pro-rated basis that takes into account the number of months elapsed since the date of grant as compared to the scheduled vesting date (provided that the terms of the Company’s equity compensation plans shall continue to govern acceleration of vesting in the event of a change of control as defined in such plan); and (iv) two times the amount of any bonus that would have otherwise been payable to Mr. Towe for the fiscal year during which Mr. Towe is terminated.

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As a condition to the Company’s obligations under the severance agreement with Mr. Towe, Mr. Towe also executed and delivered to the Company a restrictive covenants agreement containing covenants regarding confidentiality, assignment of inventions, non-competition and non-solicitation.

The Company is also party to an employee covenants agreement with Mr. Wilson, which provides him with certain severance benefits if Mr. Wilson is terminated by the Company involuntarily without cause and/or for reasons not related to Mr. Wilson’s performance.

The employee covenants agreement with Mr. Wilson provides that if the Company terminates Mr. Wilson without cause and/or for reasons not related to Mr. Wilson’s performance, subject to Mr. Wilson’s delivery of a general release to the Company, Mr. Wilson will be entitled to the following: (i) cash payment equal to six months of Mr. Wilson’s annual base salary; (ii) a pro rata portion of any target annual bonus that would have been payable to Mr. Wilson with respect to the year of termination; and (iii) partial accelerated vesting of previously granted stock options and restricted stock awards, such that (to the extent not already then vested) the portion of these awards that would have vested in the calendar year Mr. Wilson is terminated will be deemed to have vested and/or became exercisable.

In addition, under the terms of the employee covenants agreement, Mr. Wilson agreed to covenants regarding, among other things, confidentiality, assignment of inventions, non-competition and non-solicitation.

Summary Compensation Table

The following table, which should be read in conjunction with the explanations provided above, sets forth summary compensation information for our NEOs for fiscal 2025, the transition period from January 1, 2024 to March 31, 2024 (the “2024TP” or “2024 transition period”) and the fiscal year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Total ($)
Steve Towe	2025	425,000	—	9,686,137	—	2,770,000	12,881,137
Chief Executive Officer	2024TP	106,250	216,667	—	—	—	322,917
	2023	425,000	216,667	2,178,000	—	214,625	3,034,292
David Wilson	2025	357,875	—	1,461,819	—	676,250	2,495,944
Chief Financial Officer	2024TP	87,500	—	—	—	—	87,500
	2023	350,000	—	196,500	560,897	132,563	1,239,960
Melissa Ingram(5)	2025	247,705	—	1,286,404	—	725,000	2,259,109
Chief Corporate Development Officer

(1)	Melissa Ingram’s salary is paid in British pounds (GBP), and the U.S. dollar (USD) amount shown in the table is based on a fiscal 2025 average exchange rate of 1 USD = 0.7843 GBP.

(2)	The dollar amounts shown under the heading “Bonus” with respect to Steve Towe for 2023 and 2024TP represent the second and third installments, respectively, of a retention bonus of $650,000.

(3)	The dollar amounts shown under the headings “Stock Awards” and “Option Awards” with respect to each of the Named Executive Officers for the fiscal years ended March 31, 2025 and December 31, 2023 and the 2024 transition period reflect the aggregate grant date fair value of restricted stock and option awards granted in the period indicated, computed in accordance with ASC 718, disregarding service-based vesting conditions. For a discussion of the assumptions we made in valuing the stock and option awards, see “Note 2[Q] — Summary of Significant Accounting Policies — Stock-based compensation” and “Note 9 — Stock-Based Compensation” in the notes to our consolidated financial statements contained in our Annual Report. With respect to Mr. Towe’s stock awards for 2025, the grant-date fair value includes grant-date fair value of fiscal 2025 annual LTIP awards of $2,923,637 and grant-date fair value of fiscal 2025 one-time performance-oriented CEO award of $6,762,500.

(4)	The dollar amounts shown under the heading “Non-Equity Incentive Plan Compensation” (i) for each of Mr. Towe and Ms. Ingram for 2025 represent (a) their MiX Transaction Bonuses of $1,700,000 and $200,000, respectively, (b) their FC Transaction Bonuses of $535,000 and $262,500, respectively, and (c) bonus earned for such fiscal year pursuant to the GBP for fiscal 2025 of $535,000 and $262,500, respectively, (ii) for Mr. Wilson for 2025 represent (a) his MiX Transaction Bonus of $350,000 and (b) bonus earned for such fiscal year pursuant to the GBP for fiscal 2025 of $326,250 and (iii) for each of Messrs. Towe and Wilson for 2023 represent bonus earned for such fiscal year pursuant to the GBP for 2023.

(5)	Ms. Ingram was designated by the Board as a Named Executive Officer on April 2, 2024, and accordingly, no compensation information is provided for the fiscal year ended December 31, 2023 and the 2024 transition period.

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Outstanding Equity Awards at Fiscal Year End

The following table provides certain information concerning outstanding equity awards held by each of our NEOs at March 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Steve Towe	500,000	—	4.81	1/5/2032		312,500	(7)	1,715,625	312,500	(8)	1,715,625
	—	875,000	10.50	1/5/2032	(3)	312,500	(7)	1,715,625	312,500	(9)	1,715,625
	—	1,250,000	14.00	1/5/2032	(4)	174,337	(7)	957,110	348,675	(10)	1,914,226
	—	2,000,000	21.00	1/5/2032	(5)	—		—	—		—
David Wilson	130,000	—	3.00	1/4/2033		87,169	(7)	478,558	174,337	(10)	957,110
	—	275,000	3.00	1/4/2033	(6)	—		—	—		—
Melissa Ingram	65,000	—	2.98	3/8/2032		76,709	(7)	421,132	153,417	(10)	842,259
	—	130,000	2.98	3/8/2032	(6)	—		—	—		—
	25,000	—	3.13	5/26/2033		—		—	—		—
	—	35,000	3.13	5/26/2033	(6)	—		—	—		—

(1)	Represents restricted shares issued under the 2018 Plan.

(2)	Calculated based on $5.49 per share, the closing price per share of our common stock, as reported on The Nasdaq Global Market, on March 31, 2025.

(3)	These option awards will vest and become exercisable in full immediately upon the 60-Day VWAP reaching $10.50, provided that the holder is an employee of the Company on such date.

(4)	These option awards will vest and become exercisable in full immediately upon the 60-Day VWAP reaching $14.00, provided that the holder is an employee of the Company on such date.

(5)	These option awards will vest and become exercisable in full immediately upon the 60-Day VWAP reaching $21.00, provided that the holder is an employee of the Company on such date.

(6)	These option awards will vest and become exercisable in full immediately upon the 60-Day VWAP reaching $12.00, provided that the holder is an employee of the Company on such date.

(7)	These restricted share awards vest equal installments over a three-year period, provided that the holder is an employee of the Company on each such date.

(8)	These restricted share awards will vest in equal installments over a three-year period upon the 60-Day VWAP reaching $8.00, provided that the holder is an employee of the Company on such date.

(9)	These restricted share awards will vest in equal installments over a three-year period upon the 60-Day VWAP reaching $10.00, provided that the holder is an employee of the Company on such date.

(10)	The number of restricted shares represents the target number of shares that may be earned by the holder based on achievement by the Company of certain performance criteria. The actual number of shares awarded may vary between 0% and 150% of the target, depending on the Company’s performance.

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Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control under Severance Arrangements

As described above under the caption “Severance Arrangements,” the Company has entered into a severance agreement with Mr. Towe. This severance agreement provides for severance payments or other compensation upon the termination of such executive’s employment or a change in control with respect to the Company. The Company has also entered into an employee covenants agreement with Mr. Wilson, which provides for severance payments or other compensation upon the termination of such executive’s employment.

Potential Payments Upon Termination or Change in Control under Equity Compensation Plans

Our 2018 Plan provides that, unless the Compensation Committee provides otherwise in advance of the grant, in the event of a “change in control,” if the employee or service provider is terminated other than for “cause” (as defined in the 2018 Plan) within one year of such change in control or leaves for “good reason” (as defined in the 2018 Plan), options and restricted stock (including restricted stock units) shall vest. In addition, unless otherwise determined by the Compensation Committee, the payout of performance stock units and performance shares shall be determined exclusively by the attainment of the performance goals established by the Compensation Committee, which may not be modified after the change in control, and the Company will not have the right to reduce the awards for any other reason.

For purposes of the 2018 Plan, a “change in control” means the occurrence of any of the following events: (i) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company and any new director whose election by the board of directors or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

Risk Considerations

We do not believe that our compensation practices and policies for our employees, including our executive officers, create risks or are likely to create risks that are reasonably likely to have a material adverse effect on us or our results of operations or financial condition.

Clawback Policy

We adopted a Dodd-Frank Clawback Policy on November 30, 2023 (the “Clawback Policy”), a copy of which is filed with the SEC as an exhibit to our Annual Report, that complies with the new SEC rules under the Dodd-Frank Act and related Nasdaq listing requirements. The Clawback Policy provides that, in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under federal securities laws, erroneously awarded incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the date that we are required to prepare such accounting restatement are subject to recovery by us. Recovery will be required on a “no fault” basis, without regard to whether any misconduct occurred and without regard to whether an executive officer was responsible for the erroneous financial statements. Our right of recovery under the Clawback Policy is in addition to any other remedies or rights of recovery that may be available to us under applicable law or pursuant to our other policies or agreements.

Policies and Practices Related to the Grant of Certain Equity Awards

During the fiscal year ended March 31, 2025, we did not grant any new awards of stock options, stock appreciation rights or similar option-like instruments within the period beginning four business days before or ending one business day after the filing of a Quarterly Report on Form 10-Q, an Annual Report on Form 10-K or Current Report on Form 8-K that disclosed material nonpublic information.

We do not currently maintain a formal policy or practice governing the timing of such awards in relation to our disclosure of material nonpublic information. However, should we elect to grant new awards of stock options, stock appreciation rights or similar option-like instruments in the future, the Board will assess and implement appropriate measures to ensure alignment with best practices and regulatory guidance.

Insider Trading Policy

We have an insider trading policy governing the purchase, sale and other dispositions of our securities that applies to all of our personnel, including directors, officers, employees and other covered persons. We believe that our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. A copy of our insider trading policy is filed with the SEC as an exhibit to our Annual Report.

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Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (as defined by SEC rules) (“CAP”) and certain financial performance measures of the Company. See “Executive Compensation — Compensation Discussion and Analysis” for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions.

Pay Versus Performance Table

The table below provides information for each of the fiscal year ended March 31, 2025, the 2024 transition period, and the fiscal years ended December 31, 2023 and 2022 with respect to the compensation, as calculated under SEC rules, of our principal executive officers (“PEOs”), which includes both our current and former Chief Executive Officers, the average compensation of our other NEOs, and certain performance measures specified under SEC rules.

		PEOs(1)
Year		Towe Summary Compensation Table Total	Wolfe Summary Compensation Table Total	Towe Compensation Actually Paid(2)	Wolfe Compensation Actually Paid(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net Loss (in thousands)(5)
2025		$12,881,137	$—	$13,363,020	$—	$2,377,526	$2,393,362	$115.82	$50,987
2024	TP	$322,917	$—	$6,982,668	$—	$75,000	$613,971	$112.66	$8,515
2023		$3,034,292	$—	$4,868,548	$—	$776,542	$1,035,592	$72.15	$5,675
2022		$3,023,067	$346,700	$5,151,430	$(1,150,633)	$741,832	$1,067,384	$56.75	$6,754

(1)	Chris Wolfe, our former Chief Executive Officer, served as our PEO until January 5, 2022. Steve Towe, our current Chief Executive Officer, has served as our PEO since January 5, 2022.

(2)	The dollar amounts reported in these columns represent the amount of CAP to our PEOs and non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. These dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEOs and non-PEO NEOs during the applicable year.

(3)	For the 2025 fiscal year, our non-PEO NEOs were David Wilson and Melissa Ingram. For the 2023 fiscal year and the 2024 transition period, our non-PEO NEOs were David Wilson and Jim Zeitunian, our former Chief Technology Officer.

(4)	Total Shareholder Return (“TSR”) assumes $100 was invested in our common stock on December 31, 2021.

(5)	Represents the amount of net loss, as reflected in the Company’s audited financial statements for the applicable period.

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Reconciliation of Summary Compensation Table (“SCT”) Total to CAP

In the calculation of CAP presented in the table above, the table below provides the amounts that were deducted from, and added to, the SCT total.

	2025		2024TP		2023		2022
	Towe PEO	Average Other NEOs	Towe PEO	Average Other NEOs	Towe PEO	Average Other NEOs	Towe PEO	Wolfe Former PEO	Average Other NEOs
SCT Total	$12,881,137	$2,377,526	$322,917	$75,000	$3,034,292	$776,542	$3,023,067	$346,700	$741,832
Adjustments:
Deduct: amounts reported in “Stock Awards” and “Option Awards” columns in SCT	(9,686,137)	(1,374,111)	—	—	(2,178,000)	(378,698)	(2,153,387)	—	(360,823)
Add: year-end fair value of awards granted during covered fiscal year that were outstanding and unvested at year-end	9,633,836	1,349,530	—	—	3,078,000	575,994	4,281,750	—	686,375
Add: year-over-year change in fair value (whether positive or negative) at year-end of awards granted in prior fiscal years that were outstanding and unvested at the end of the covered fiscal year	406,250	36,279	6,417,918	483,054	896,067	57,065	—	—	—
Add: fair value as of the vesting date for awards that were granted and vested in the same year	—	—	—	—	—	—	—	—	—
Add: change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of the covered fiscal year	127,935	4,138	241,834	55,917	38,189	4,688	—	7,452	—
Subtract: fair value at the end of the prior fiscal year for any awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	—	—	—	—	—	—	—	(1,504,785)	—
Total Adjustments	$481,883	$15,835	$6,659,752	$538,971	$1,834,256	$259,049	$2,128,363	$(1,497,333)	$325,552
CAP	$13,363,020	$2,393,362	$6,982,668	$613,971	$4,868,548	$1,035,592	$5,151,430	$(1,150,633)	$1,067,384

Analysis of the Information Presented in the Pay Versus Performance Table

As discussed in more detail under “Compensation Discussion and Analysis” above, our compensation philosophy is to, among other things, emphasize pay-for-performance incentive compensation. From 2022 to 2025, the CAP to our PEO and average CAP to our non-PEO NEOs increased, with particularly significant growth from 2023 to 2025, reflecting awards tied to the successful completion of transformative transactions with MiX Telematics and Fleet Complete. This increase in CAP aligns with a steady rise in TSR over the same period, including a notable 60.5% increase from 2023 to 2025. While our GAAP net loss also grew during this period—primarily due to completion of these transformative transactions—the increase in CAP corresponds to long-term value creation and equity appreciation rather than short-term profitability. We believe this underscores our strategic focus on long-term performance metrics and cost management, which allows us to ensure a competitive and performance-driven compensation structure that rewards sustainable contributions and fosters long-term value creation for our stockholders.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of shares of our common stock as of July 25, 2025 by:

●	each stockholder known by us to own beneficially more than 5% of our outstanding common stock;
●	each of our NEOs;
●	each of our current directors and director nominees; and
●	all of our current directors and executive officers as a group.

To our knowledge, except as set forth in the footnotes to the table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name. The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of July 25, 2025, through the exercise of stock options, warrants or other convertible securities or any other right. Shares of our common stock that a person has the right to acquire within 60 days of July 25, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights but are not deemed outstanding for purposes of computing the percentage ownership of any other person (except with respect to the percentage ownership of all directors and executive officers as a group). As used in this Proxy Statement, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The number and percentage of shares beneficially owned is computed on the basis of 133,443,292 shares of our common stock outstanding as of July 25, 2025. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by our principal stockholders or set forth in Schedules 13D and 13G filed with the SEC. The determination that there were no other persons, entities or groups known to the Company to beneficially own more than 5% of the Company’s outstanding common stock was based on a review of all statements filed with the SEC with respect to the Company pursuant to Section 13(d) or 13(g) of the Exchange Act.

The address for those persons for which an address is not otherwise provided is c/o Powerfleet, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Outstanding(1)
5% Stockholders:
Disciplined Growth Investors, Inc. 150 South Fifth Street Suite 2550 Minneapolis, MN 55402	8,100,937	(2)	6.1%
Private Capital Management, LLC 8889 Pelican Bay Boulevard Suite 500 Naples, FL 34108	6,785,436	(3)	5.1%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,725,504	(4)	5.0%
Current Executive Officers:
Melissa Ingram	363,692	(5)	*
Michael Powell	79,114		*
Steve Towe	2,934,766	(6)	2.2%
David Wilson	442,109	(7)	*
Current Non-Employee Directors:
Michael Brodsky	508,706	(8)	*
Ian Jacobs	4,093,678	(9)	3.1%
Andrew Martin	22,342	(10)	*
Michael McConnell	80,528	(11)	*
All current directors and executive officers as a group (8 individuals)	8,524,935		6.3%

* Represents less than 1% of the outstanding shares of our common stock.

(1)	Ownership percentages are based on 133,443,292 shares of common stock of the Company outstanding as of July 25, 2025.

(2)	Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on May 15, 2025, Disciplined Growth Investors, Inc., a Minnesota corporation, beneficially owns an aggregate of 8,100,937 shares of our common stock, with sole voting and dispositive power over such shares.

(3)	Based on information contained in Amendment No. 1 to Schedule 13D filed with the SEC on February 21, 2025, Private Capital Management, LLC, a Delaware limited liability company, beneficially owns an aggregate of 6,785,436 shares of our common stock, with shared voting and dispositive power over 3,822,805 shares, and sole voting and dispositive power over 2,962,631 shares.

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(4)	Based on information contained in the Schedule 13G filed with the SEC on April 30, 2025, The Vanguard Group, Inc., a Pennsylvania corporation, beneficially owns an aggregate of 6,725,504 shares of our common stock, with shared voting and dispositive power over 93,403 shares and 208,426 shares, respectively, and sole voting and dispositive power over 0 shares and 6,517,078 shares, respectively.

(5)	This number includes 90,000 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of July 25, 2025.

(6)	This number includes 500,000 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of July 25, 2025.

(7)	This number includes 130,000 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of July 25, 2025.

(8)	This number includes (i) 76,000 shares of our common stock held by Vajra Fund I, L.P., of which Mr. Brodsky is the general partner, and (ii) 157,500 shares of our common stock issuable upon exercise of options which are currently exercisable or will become exercisable within 60 days of July 25, 2025.

(9)	This number includes (i) 4,031,178 shares of our common stock held by 786 Partners LP and 402 Fund LP, over which Mr. Jacobs has voting and investment power, and (ii) 62,500 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of July 25, 2025.

(10)	This number includes 2,152 shares of our common stock held by Mr. Martin’s children.

(11)	This number includes 62,500 shares of our common stock issuable upon exercise of options which are currently exercisable or which will become exercisable within 60 days of July 25, 2025.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership. Officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3, 4 and 5 and any amendments to those forms that have been furnished to us, we believe that all parties subject to the reporting requirements of Section 16(a) filed all such required reports during and with respect to the fiscal year ended March 31, 2025, except that Jonathan Bates, our former Chief Product Officer, filed late a Form 3 upon becoming a Section 16 officer on April 2, 2024, each of Michael Brodsky, Steve Towe, David Wilson and Jim Zeitunian, filed late a Form 4 with respect to a tax withholding transaction that occurred on April 2, 2024, and each of Michael Brodsky, Ian Jacobs and Michael McConnell, filed late a Form 4 with respect to a transaction that occurred on May 16, 2024.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Deloitte & Touche (“Deloitte”) as our independent registered public accounting firm to audit our financial statements for the current fiscal year, subject to the ratification of such appointment by our stockholders. Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Change in Independent Registered Public Accounting Firm

On July 19, 2024, the Audit Committee approved the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ended March 31, 2025 and dismissed Ernst & Young LLP (“EY”) as our independent registered public accounting firm, effective upon the filing of our Transition Report on Form 10-KT for the transition period from January 1, 2024 to March 31, 2024.

EY’s report on our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 neither contained an adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that EY’s audit report on our consolidated financial statements as of and for the year ended December 31, 2023 contained an explanatory paragraph related to the restatement of the 2022 and 2021 consolidated financial statements.

During our fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through July 19, 2024, (i) we did not have any disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such years, and (ii) there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for (a) EY’s communication of material weaknesses in internal control over financial reporting as of December 31, 2023 related to the design and operation of controls related to the determination of standalone selling price, capitalized software, the Movingdots GmbH business combination, valuation of goodwill, measurement and valuation of the convertible redeemable preferred stock and the financial statement close process, which included the information technology general controls in the areas of user access and change management over key information technology systems that support our financial reporting processes, the related process-level information technology dependent manual controls and application controls; and (b) EY’s communication of material weaknesses in internal control over financial reporting as of December 31, 2022 related to the determination of standalone selling price, capitalized software costs and the financial statement close process.

We previously provided EY with a copy of the disclosures above and requested that EY furnish us with a letter addressed to the SEC stating whether it agrees with the statements and, if not, stating the respects in which it does not agree. A copy of EY’s letter, dated July 24, 2024, was filed as Exhibit 16.1 with our Current Report on Form 8-K filed with the SEC on July 24, 2024.

Fees and Services of Independent Registered Certified Public Accounting Firm

The fee information presented below relates to professional audit services and other services rendered by Deloitte, our independent registered public accounting firm for the fiscal year ended March 31, 2025, and EY, our independent registered public accounting firm for the fiscal year ended December 31, 2023.

Audit Fees

The aggregate fees billed by Deloitte for professional services rendered for the audit of our annual financial statements, comfort letters, statutory and subsidiary audits, consents and assistance with review of documents filed with the SEC for the fiscal year ended March 31, 2025 were $3,753,338, which included fees for the audit of the effectiveness of the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act.

The aggregate fees billed by EY for professional services rendered for the audit of our annual financial statements, comfort letters, statutory and subsidiary audits, consents and assistance with review of documents filed with the SEC for the fiscal year ended December 31, 2023 were $2,586,000, which included fees for the audit of the effectiveness of the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act.

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Audit-Related Fees

The aggregate fees billed by Deloitte for audit-related services reasonably related to the performance of the audit or review of the Company’s financial statements during the fiscal year ended March 31, 2025 were $0.

The aggregate fees billed by EY for audit-related services reasonably related to the performance of the audit or review of the Company’s financial statements during the fiscal year ended December 31, 2023 were $66,950.

Tax Fees

The aggregate fees billed by Deloitte for professional services rendered for tax compliance, tax advice or tax planning during the fiscal year ended March 31, 2025 were $7,927.

The aggregate fees billed by EY for professional services rendered for tax compliance, tax advice or tax planning during the fiscal year ended December 31, 2023 were $235,000.

All Other Fees

The aggregate fees billed by Deloitte for products or professional services rendered during the fiscal year ended March 31, 2025 were $301,400 in addition to the services described under the captions “Audit Fees” and “Tax Fees” above, which primarily consisted of advisory and consulting services provided by Deloitte in connection with the Company’s business combination and acquisition transactions that occurred during the 2025 fiscal year.

The aggregate fees billed by EY for products or professional services rendered during the fiscal year ended December 31, 2023 were $0 in addition to the services described under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year, which must be formally accepted by the Audit Committee before the audit commences. The independent registered public accounting firm also submits an audit services fee proposal, which also must be approved by the Audit Committee before the audit commences. None of the fees for services described above under the captions “Tax Fees” or “All Other Fees” approved by the Audit Committee were approved pursuant to the exception provided by paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2026.

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PROPOSAL NO. 3

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with recently adopted Section 14A of the Exchange Act, which was added under the Dodd-Frank Act, we are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. Our executive compensation programs are designed to support the Company’s long-term success. As described above in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

●	to provide a total rewards package to our executives that are competitive with our peer companies;

●	to attract and retain key talent; and

●	to link pay to performance by providing incentives that promote short and long-term financial growth and stability to continuously enhance stockholder value.

We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of our stockholders and have facilitated the Company’s performance.

We urge stockholders to read the “Compensation Discussion and Analysis” above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative contained herein, which provide detailed information on the compensation of our NEOs. The Board believes that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company’s success.

Accordingly, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Powerfleet, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company’s 2025 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 3 AND APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION.

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STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

If you intend to submit a proposal to be included in next year’s proxy statement pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal on or before March 31, 2026. Submitting a stockholder proposal does not guarantee that we will include the proposal in the proxy statement if the proposal does not satisfy the SEC’s rules.

If you want to present your proposal at the 2026 annual meeting but are not proposing it pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal no earlier than the close of business on May 19, 2026 and no later than the close of business on June 18, 2026, and it must satisfy the requirements set forth in Article I, Section 1.10 of our Amended and Restated Bylaws. If, however, the date of the 2026 annual meeting is more than 30 days before or more than 70 days after the anniversary of this Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and no later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the public announcement of the meeting date.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once they become effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominee must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 18, 2026 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).

Rule 14a-4 of the Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to our annual meeting of stockholders to be held in 2026, if we are not provided notice of a stockholder proposal prior to June 23, 2026, we will be permitted to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

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OTHER MATTERS

As of the date of this Proxy Statement, the Board is not aware of any matters, other than those stated above, that may be brought before the Annual Meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

By order of the Board of Directors,

/s/ Steve Towe

Steve Towe
Chief Executive Officer

Dated: July 29, 2025

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2025 (EXCLUDING EXHIBITS) ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

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[Form of U.S. Proxy Card]

Powerfleet, Inc.

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Powerfleet, Inc.

Notice of 2025 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — September 16, 2025

Steve Towe and David Wilson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Powerfleet, Inc. to be held on September 16, 2025 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of nominees listed in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

[Form of S.A. Proxy Card]

PROXY FORM

2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON 16 SEPTEMBER 2025 AT 10AM EASTERN TIME

Only for use by certificated stockholders or dematerialised stockholders of Powerfleet, Inc. or **"the Company"** who have selected "own-name" registration.

For use by Powerfleet, Inc. stockholders in the South African register at the 2025 Annual Meeting of Stockholders of Powerfleet, Inc. (the "Annual Meeting") to be held on Tuesday, 16 September 2025, at 10am Eastern Time, and at any adjournment or postponement thereof. The Company will be holding the Annual Meeting in a virtual meeting format only. You may attend, vote and submit questions during the Annual Meeting via the Internet at www.meetnow.global/MPNP7AR. The Company has designed the format of the Annual Meeting to ensure that you are afforded the same rights and opportunities to participate as you would at an in-person meeting, using online tools to ensure your access and participation.

If you have dematerialised your shares with a Central Securities Depository Participant ("CSD Participant") or broker and have not selected "own-name" registration, you must arrange with your CSD Participant or broker to instruct them as to how you wish to vote at the Annual Meeting. This must be done in terms of the agreement entered into between you and the CSD Participant or broker.

I/We (Names in full – please print) __________

of (address – please print): __________

being the holder of [ ] Shares in Powerfleet, Inc hereby appoint:

1. ______ of ______ or failing him/her

2. ______ of ______ or failing him/her

Steve Towe and David Wilson, or any of them, each as my/our proxy to attend and vote for me/us at the Annual Meeting and at any adjournment thereof, and, if deemed fit, passing, with or without modification, the resolutions to be proposed thereat in accordance with the following instructions (see notes):

For	Against	Abstain
Resolution 1 – Election of Directors: Nominees			
01 - Michael Brodsky			
02 - Ian Jacobs			
03 - Andrew Martin			
04 - Michael McConnell			
05 - Steve Towe			
Resolution 2 – Ratification of the selection of Deloitte and Touche as the independent registered public accounting firm for the company for the fiscal year ending March 31, 2026			
Resolution 3 – Advisory vote (non-voting) to approve executive compensation			

Signed at ____________________, on ____________________ 2025

Name ____

(in block letters)

Signature/s ____

Assisted by me ____

(if applicable)

Full name/s of signatory/ies if signing in a representative capacity ____________________

(In block letters, and authority to be attached – see note 9)

Please read the notes below:

NOTES

1) Each stockholder is entitled to appoint one or more proxies (none of whom need be a stockholder of Powerfleet, Inc.) to attend, speak, vote or abstain from voting in place of that stockholder at the Annual Meeting.

2) Forms of proxy must be lodged with or posted to the South African Transfer Secretaries, Computershare Investor Services (Pty) Limited, Rosebank Towers, 15 Biermann Avenue, Rosebank, 2196 (Private Bag X9000, Saxonwold, 2132; or email to proxy@computershare.co.za), to be received by no later than 16pm South African Time on Friday, 12 September 2025.

3) If the signatory does not indicate in the appropriate place on the face hereof how he/she wishes to vote in respect of any resolutions, Steve Towe and David Wilson, or any of them, each as a proxy stockholder will vote in favour of the resolution.

4) Steve Towe and David Wilson shall be entitled to decline to accept the authority of a person signing this form of proxy:

   a. under a power of attorney; or
   b. on behalf of a company;

   Unless the power of attorney or authority is deposited at the office Powerfleet, Inc. Transfer Secretaries, not less than 48 hours before the time appointed for the holding of the Annual Meeting.

5) The chairman of the meeting may reject or accept any form of proxy, which is completed and/or received other than in accordance with these notes, provided that the chairman of the meeting is satisfied as to the manner in which the stockholder concerned wishes to vote.

6) A deletion of any printed matter and the completion of any blank spaces need not be signed or initialled. Any alterations must be signed, not initialled.

7) If the holding is not indicated on the form of proxy, the proxy will be deemed to be authorised to vote the total holding registered in the stockholder's name.

8) A vote given in terms of an instrument of proxy shall be valid in relation to the Annual Meeting, notwithstanding the death of the person granting it, or the revocation of the proxy, or the transfer of the shares in Powerfleet, Inc. in respect of which the vote is given, unless an intimation in writing of such death, revocation or transfer is received by the Transfer Secretaries no less than 48 hours before the commencement of the Annual Meeting.

9) Documentary evidence establishing the authority of a person signing this form of proxy in a representative capacity (e.g. for a company, close corporation, trust, pension fund, deceased estate, etc.) must be attached to this form of proxy unless previously recorded by Powerfleet, Inc or its Transfer Secretaries or waived by the chairman of the meeting.

10) Where this form of proxy is signed under power of attorney, such power of attorney must accompany this form of proxy, unless it has previously been registered with Powerfleet, Inc. or the Transfer Secretaries.

11) Where there are joint stockholders of shares and if more than one such joint stockholder is represented, then the person whose name appears first in the register of such shares or his/her proxy, as the case may be, shall alone be entitled to vote in respect thereof.

12) Where shares are held jointly, all joint stockholders are required to sign.

13) A minor must be assisted by his/her parent or guardian, unless the relevant documents establishing his/her legal capacity have been registered by the Transfer Secretaries of Powerfleet, Inc.

14) Dematerialised stockholders who have not selected "own-name" registration and who wish to vote by way of proxy must advise their CSD Participant or broker who will issue the necessary letter of representation in writing for a dematerialised stockholder or proxy to do so.

15) If this proxy is not dated, it will be deemed to bear the date on which it is mailed by management to the stockholder.

16) This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of the Annual Meeting or other matters that may properly come before the meeting.